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                                                                    EXHIBIT 99.1

PRESS RELEASE DATED DECEMBER 22, 2006

FOR IMMEDIATE RELEASE

            SOURCE INTERLINK POSTPONES FISCAL 2006 ANNUAL MEETING OF
                                  STOCKHOLDERS

BONITA SPRINGS, FL, DECEMBER 22, 2006 -- Source Interlink Companies, Inc. (NASDAQ: SORC) announced today that it has postponed its fiscal 2006 Annual Meeting of Stockholders, previously scheduled for January 29, 2007.

On December 7, 2006, the Company's Board of Directors received a shareholder proposal from Jonathan Ledecky, who owns more than 1,300,000 shares of Source Interlink common stock, recommending that the Board declare a one-time special dividend payment of $5 per share to all shareholders. The Board has reviewed this proposal thoroughly, and has determined that the proposal is not in the best interest of shareholders and should be omitted from the Company's proxy statement. The Company is seeking guidance from the Securities and Exchange Commission (SEC) with respect to the exclusion of the proposal. Given the time required for the SEC's review, the Company will be unable to proceed with its Annual Meeting of Stockholders on January 29, 2007. Source will announce a rescheduled date for its Annual Meeting after receipt of the SEC's response.

As a result of the Company not holding an Annual Meeting in the 2006 fiscal year, Source expects to receive a notification from the NASDAQ Listing Qualifications Department (the Staff) that it will not be in compliance with certain NASDAQ Marketplace rules and that the Company's common stock, therefore, is subject to delisting from the NASDAQ stock market. Once such notification is received, Source will schedule a hearing with the NASDAQ Listing Qualifications Panel and submit its proposal for regaining compliance and preserving its listing.

ABOUT SOURCE INTERLINK COMPANIES, INC.

Source Interlink Companies is a leading marketing, merchandising and fulfilment company of entertainment products including DVDs, music CDs, magazines, books and related items. The Company's fully integrated businesses include:

         - Distribution and fulfilment of entertainment products to major retail chains throughout North America and directly to consumers of entertainment products ordered through the Internet
         - Import and export of periodicals sold in more than 100 markets worldwide
         - Coordination of product selection and placement of impulse items sold at checkout counters
         - Processing and collection of rebate claims as well as management of sales data obtained at the point-of-purchase
         - Design, manufacture and installation of wire fixtures and custom wood displays in major retail chains

Source Interlink serves approximately 110,000 retail store locations throughout North America. Supply chain relationships include movie studios, record labels, magazine and

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newspaper publishers, confectionary companies and manufacturers of general merchandise. For more information, please visit the company's website at www.sourceinterlink.com.


CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This press release contains certain "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934 and the U.S. Private Securities Litigation Reform Act of 1995, including statements relating to, among other things, future business plans, strategies, growth opportunities, statements of belief and statements of assumptions underlying any of the foregoing.

These forward-looking statements reflect Source Interlink's current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause future events, achievements or results to differ materially from those expressed by the forward-looking statements. Factors that could cause actual results to differ include: (i) market acceptance of and continuing retail demand for magazines, books, DVDs, CDs and other home entertainment products; (ii) our ability to realize operating efficiencies, cost savings and other synergistic benefits, (iii) adverse changes in general economic or market conditions; (iv) the ability to attract and retain employees; and (v) other events and other important factors disclosed previously and from time to time in Source Interlink's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 17, 2006.

Source Interlink does not intend to, and disclaims any duty or obligation to, update or revise any forward-looking statements or industry information set forth in this press release to reflect new information, future events or otherwise.


CONTACTS:

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Investors:                                                                Media:
----------                                                                ------
Dean Heine                            Todd St.Onge                        Nancy Zakhary
Investor Relations                    Brainerd Communicators, Inc.        Brainerd Communicators, Inc.
Source Interlink Companies, Inc.      212-986-6667                        212-986-6667
212-683-0376                          stonge@braincomm.com                nancy@braincomm.com
dheine@sourceinterlink.com
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